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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                      8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 March 1, 2001
                             ---------------------
                                (Date of Report)

                            NATIONAL CITY CORPORATION
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             (Exact name of registrant as specified in its charter)



Delaware                                1-10074              34-111088
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 (State or other jurisdiction          (Commission           (IRS Employer
   of incorporation)                   File Number)          Identification No.)



1900 East Ninth Street, Cleveland, Ohio                         44114
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(Address of principal executive offices)                      (Zip Code)




                                 (216) 575-2000
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              (Registrant's telephone number, including area code)



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Item 5. Other Events
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On March 1, 2001, National City Corporation (NYSE: NCC) issued a press release reporting that it had reached a definitive agreement for the sale of its preferred share interest in National Asset Management Corporation (NAMCO), a Louisville, Kentucky based investment advisor to a wholly owned subsidiary of AMVESCAP PLC. As a result of this transaction, expected to close in May 2001, National City expects to report a one-time gain of $85 to $89 million pre-tax in the second quarter of 2001, equal to approximately $.09 to $.10 per share after tax. Consequently, National City will relinquish its interest in NAMCO and will no longer be entitled to preferred stock dividends amounting to approximately $2.5 million per quarter, beginning with the third quarter of 2001. The dividends had been recorded as trust and investment management fees in the consolidated statements of income.


Item 7.  Financial Statements, Pro Forma Financial  Information and Exhibits
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         a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:  None
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         b)  PRO FORMA FINANCIAL INFORMATION:  None.
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         c)  EXHIBITS:  99.1
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                                   Signatures
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2001                    By: /s/ Carlton E. Langer
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                                            Carlton E. Langer
                                            Vice President
                                               and Assistant Secretary